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                                  EXHIBIT 4.0
                                  -----------

                         CERTIFICATE OF DESIGNATION OF
                      RIGHTS AND PREFERENCES OF SERIES A
                          CONVERTIBLE PREFERRED STOCK
                   OF SATELLITE INFORMATION SYSTEMS COMPANY

           ---------------------------------------------------------

                     Pursuant to Section 7-106-102 of the
               General Corporation Law of the State of Colorado

           ---------------------------------------------------------

     SATELLITE INFORMATION SYSTEMS COMPANY, a corporation organized and existing under the laws of the State of Colorado (the "Company"), DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the provisions of the General Corporation Law of the State of Colorado, the Company's Board of Directors has duly adopted the following resolution creating a series of the class of its authorized Preferred Stock, designated as Series A Convertible Preferred Stock:

     RESOLVED THAT:

          Whereas, by virtue of the authority contained in its Articles of Incorporation, as amended, the Company has the authority to issue One Hundred Million (100,000,000) shares of no par value Preferred Stock, the designation and amount thereof and series, together with the powers, preferences, rights, qualifications, limitations or restrictions thereof, to be determined by the Board of Directors pursuant to the applicable law of the State of Colorado;

          Now therefore, the Company's Board of Directors hereby establishes a series of the class of Preferred Stock authorized to be issued by the Company as above stated, with the designations and amounts thereof, together with the voting powers, preferences and relative, participating, optional and other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

     1.   DESIGNATIONS AND AMOUNTS.
          ------------------------
          Four Million (4,000,000) shares of the Company's authorized Preferred Stock are designated as Series A Convertible Preferred Stock.

     2.   DEFINITIONS.
          -----------
          For the purposes of this Resolution the following definitions shall apply:

          (1)  "Board" shall mean the Board of Directors of the Company.

          (2) "Company" shall mean Satellite Information Systems Company, a Colorado corporation.

          (3) "Original Issue Date" for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was originally issued.

          (4) "Preferred Stock" shall refer to Series A Convertible Preferred Stock.

          (5) "Common Stock" shall refer to the Company's no par value common stock.

          (6) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries.

     3.   DIVIDENDS.
          ---------
          The holders of outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential non-cumulative dividends in cash at the annual rate of $.0175 per share, payable in equal quarterly installments on the last day of March, June, September and December of each year. Dividends on Preferred Stock will be declared and paid only out of the net profits or surplus of the Company as determined by the Board of Directors. The determination at any time of the amount of net profits or surplus available for dividends will be binding and conclusive upon the holdings of the Preferred Stock of the Company outstanding at the time. Any declared and unpaid dividends on Preferred Stock will not bear interest. Holders of Preferred Stock will not receive any dividends other than the preferred dividends provided for in this paragraph 3, and will not participate with the Common Stock in the payments of dividends. No dividends will be paid or set apart for payment on the Common Stock, no distribution will be made on the Common Stock (other than the dividend payable in Common Stock) and no shares of Common Shares will be redeemed, retired or otherwise acquired for valuable consideration (except upon conversion of the Preferred Stock) unless full dividends on Preferred Stock for all past years and for the current year have been declared and the Corporation has paid those dividends or has set aside a sum sufficient to pay them.

     4.   LIQUIDATION RIGHTS.
          ------------------
          (1) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect to any outstanding preferred stock ranking junior to the Preferred Stock or the Common Stock, an amount equal to $.25 per share. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Preferred Stock.

          (2) After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of any preferred stock rank junior to the Preferred Stock and the Common Stock then outstanding shall be entitled to receive all of the remaining assets of the Company.

          (3) Neither a consolidation, merger or reorganization of the Company, a sale or other transfer of all or substantially all of its assets, nor a sale of fifty percent (50%) or more of the Company's capital stock then issued and outstanding nor the purchase or redemption by the Company of stock of any class, nor the payment of a dividend or distribution from net profits or surplus of the Company shall be treated as or deemed to be a liquidation hereunder.

     5.   REDEMPTION.
          ----------
          Neither the Company nor any holder of Preferred Stock shall have the right to redeem, or demand the redemption of, as the case may be, any of the outstanding Preferred Stock.

     6.   VOTING RIGHTS.
          -------------
          At every meeting of the stockholders of the Company, each holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock standing in the name of the holder on the books of the Company, with the identical voting rights as a holder of a share of Common Stock of the Company, except as expressly provided for herein. Except as otherwise provided by law, the Preferred Stock and any other class of stock of the Company having voting rights shall vote together as one class. The holders of Preferred Stock are entitled to receive notice of all meetings of the stockholders of the Company, to the same extent and in the same manner as the holders of the Common Stock of the Company.

     7.   CONVERSION.
          ----------
          The Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (1)  OPTIONAL CONVERSION.
               -------------------
               For the period commencing the earlier of (i) one (1) year from the date of issuance or (ii) the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Stock"), and ending three (3) years from the date of issuance, holders of outstanding shares of Preferred Stock shall have an option to convert all, but not less than all of the shares of Preferred Stock into shares of the Company's Common Stock (the "Conversion Stock"), at a conversion value of 25/100 Dollars ($.25) per share of Common Stock ("Conversion Value"). Initially, each share of Preferred Stock shall be convertible into one (1) share of Common Stock.

          (2)  AUTOMATIC CONVERSION.
               --------------------
               The foregoing notwithstanding, the outstanding shares of Preferred Stock shall be automatically converted into shares of Common Stock upon the effective date of a Registration Statement ("Registration Statement") which shall be filed by the Company with the Securities and Exchange Commission ("Commission") upon the written demand of the holder of the Preferred Stock registering for sale the issuance of the Conversion Stock. In the event of such automatic conversion, the conversion value shall be $.25 per share.

          (3)  REGISTRATION RIGHTS.
               -------------------
               Holders of the Preferred Stock shall have a one-time demand registration right to have registered under the Securities Act the Conversion Stock on a Registration Statement on Form S-3 pursuant to which the Company agrees to be caused to be filed with the Commission within ninety (90) days following the date of such demand and to keep such Registration Statement effective for a period of not less than sixty (60) days. All costs of preparing, filing and maintaining the effectiveness of the Registration Statement shall be borne by the Company. The respective rights and obligations of the Company and holders of the Preferred Stock with respect to such registration rights shall be governed by a separate Registration Rights Agreement. Notwithstanding, Holder shall have the right to withdraw its registration demand without prejudice at any time prior to the effective date of the Registration Statement if, in its sole judgment, such withdraw is in its best interest.

          (4)  MECHANICS OF CONVERSION.
               -----------------------
               The conversion of all outstanding shares of Preferred Stock to Common Stock shall occur automatically and without further consideration upon the effective date of the Registration Statement ("Triggering Event"). The Company shall, within ten (10) days of the Triggering Event, provide written notice, first class postage pre-paid, to each holder of record of the Preferred Stock to be converted, at his post office address last shown on the records of the Company, of the conversion (the "Conversion Notice"). The Conversion Notice shall state:

               (i) That all of the holder's outstanding shares of Preferred Stock were converted;

               (ii) The number of shares of Preferred Stock held by the holder that were converted;

               (iii) The effective date of the Conversion (the "Conversion Date") and the number of shares of Common Stock which the holder will receive; and

               (iv) That the holder is to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares of Preferred Stock converted.

          Thereafter, each holder of Preferred Stock to be converted shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Conversion Notice, and thereupon the requisite number of shares of Common Stock shall be issued in the name of the person whose name appears on the surrendered certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. Notwithstanding that the certificates evidencing any of the shares of Preferred Stock shall not have been surrendered, all rights with respect to such shares shall forthwith after the Conversion Date, terminate, except only the right of the holders to receive the appropriate number of shares of Common Stock upon surrender of their certificate or certificates therefor.

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          (5)  ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS.
               --------------------------------------------
               If the Company shall at any time or from time to time after the Original Issue Date for a series of the Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Value then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date for a series of the Preferred Stock combine the outstanding shares of Common Stock, the Conversion Value then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph 7(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (6)  ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION.
               ----------------------------------------------------------
               If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Paragraph 7), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein.

          (7)  REORGANIZATION, MERGERS, CONSOLIDATIONS, OR SALES OF ASSETS.
               -----------------------------------------------------------
               If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Paragraph 7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the company's assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting form such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 7 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Paragraph 7 (including adjustment of the Conversion Value then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (8)  DEFINITION.
               ----------
               The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued (including a right or option to purchase Common Stock, or shares of stock or an obligation convertible into Common Stock) by the Company after the Original Issue Date for a series of Preferred Stock, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock, and (2) shares or other securities issued to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock offering, option, plan, or arrangement approved by the Board of Directors of the Company, to the extent such issuances are permitted under Section 4.02 and 4.05 of that Agreement for Purchase and Sale of Preferred Stock dated August 30, 1996.

          (9)  NOTICES OF RECORD DATE.
               ----------------------
               In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

          (10) FRACTIONAL SHARES.
               -----------------
               No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board.

          (11) NOTICES.
               -------
               Any notice required by the provisions of this Paragraph 7 to be given to the holder of shares of the Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          (12) PAYMENT OF TAXES.
               ----------------
               The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock.

          (13) NO DILUTION OR IMPAIRMENT.
               -------------------------
               The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

     8.   NO PREEMPTIVE RIGHTS.
          --------------------
          No holder of the Series A Preferred Stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Colorado.

     9.   NO REISSUANCE OF PREFERRED STOCK.
          --------------------------------
          No share or shares of Preferred Stock acquired by the Company by reason of purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue.

          IN WITNESS WHEREOF, said SATELLITE INFORMATION SYSTEMS COMPANY, has caused this Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed by its President and attested by its Secretary and has caused its corporate seal to be affixed hereto, this _______ day of ________________, 1996.

                              SATELLITE INFORMATION SYSTEMS COMPANY
Attest:

                              By:  /s/ Michael Ellis
---------------------------        _________________________________________
Secretary                               Michael Ellis, President

[Corporate Seal]